Exhibit 3.27
ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
ANADAC, INC.
     The undersigned Corporation, for the purpose of amending its Articles of Incorporation, in accordance with Chapter I., Title 13.1 of the Code of Virginia, does hereby set forth the following:
I.
     The name of the Corporation (which hereinafter is called the “Corporation”) is ANADAC, INC.
II.
     Article 3 of the Articles of Incorporation is hereby amended to read as follows:
     3. Authorized Capital
     The aggregate number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

Class and Series	Number of Shares	Par Value Per Share

Common	1,000,000	$0.10
III.
     The Amendment was approved by the Board of Directors and directed to be submitted to a vote by the shareholders of ANADAC, INC. by a unanimous written consent dated the 16th day of December, 1985, to which a copy of the Amendment was attached.
IV.
     The Amendment was approved and adopted by the shareholders of ANADAC, INC. by a unanimous written consent dated the 16th day of December, 1985, to which a copy of the Amendment was attached. The number of shares of common stock outstanding and entitled to vote on the Amendment were 51,000.
V.
     The amount of stated capital of ANADAC, INC., on the date of the filing of the Admendment will be $51,000.00.

VI.
     The Amendment, is permitted by the laws of the State of Virginia under which ANADAC, INC. is organized, and all conditions required by such laws of the State of Virginia have been satisfied.
     IN WITNESS WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be executied by its duly authorized officers this 16th day of December, 1985.

ANADAC, INC.
By:	/s/ John J. Bennett
John J. Bennett, President

And:	/s/ Jill B. Howard
Jill B. Howard, Secretary

212185
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
RICHMOND, December 31, 1985
The accompanying articles having been delivered to the State Corporation Commission on behalf of
ANADAC, INC.
and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is
ORDERED that this CERTIFICATE OF AMENDMENT
be issued, and that this order, together with the articles, be admitted to record in this office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law, effective December 31, 1985 .
Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the Clerk of the Circuit Court, City of Alexandria .

STATE CORPORATION COMMISSION
By	/s/ Elizabeth B. Lacy
Commissioner